Exhibit 99.1

NETSOL Technologies Reports Third Quarter Fiscal 2025 Results

●	Total net revenues for Q3’25 increased by 13%, reaching $17.5 million, when compared with Q3’24.

●	Total service revenue increased 24% in Q3’25, reaching $9.7 million, when compared with Q3,’24.

●	Total subscription (SaaS and Cloud) and support revenues increased 10% to $7.9 million, compared to $7.1 million in the prior year period.

●	Net profit for Q3’2025 was $1.4 million.

ENCINO, Calif., May 14, 2025 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and asset finance solutions provider, reported results for the third fiscal quarter ended March 31, 2025.

“We delivered solid performance in the third quarter, with strong growth in our services revenue and continued momentum in our subscription business,” said Najeeb Ghauri, Founder and CEO of NETSOL Technologies. “Our results reflect the growing demand for our digital finance solutions and the strength of our global delivery model. As we continue transitioning toward a recurring revenue model, we remain focused on driving innovation, operational efficiency and long-term value for our customers and shareholders.”

Fiscal Third Quarter 2025 Financial Results

Total net revenues for the third quarter of fiscal 2025 increased 13% to $17.5 million, compared with $15.5 million in the prior year period driven by the increases in subscription and support revenue, and services revenue. On a constant currency basis, total net revenues were $17.6 million.

Total subscription (SaaS and Cloud) and support revenues increased 10% to $7.9 million compared with $7.1 million in the prior year period. Total subscription and support revenues as a percentage of sales decreased to 45%, compared with 46% in the prior year period. Total subscription and support revenues on a constant currency basis were $7.9 million.

Total services revenues increased 24% to $9.7 million, compared with $7.8 million in the prior year period. Total services revenues on a constant currency basis were $9.6 million.

Gross profit for the third quarter of fiscal 2025 was $8.7 million or 50% of net revenues, compared to $7.5 million or 48% of net revenues in the third quarter of fiscal 2024. On a constant currency basis, gross profit was $8.7 million or 50% of net revenues as measured on a constant currency basis.

Operating expenses for the third quarter of fiscal 2025 were $7.2 million or 41% of sales compared to $6.2 million or 40% of sales for the third quarter of fiscal 2024. On a constant currency basis, operating expenses were $7.2 million or 41% of sales.

GAAP net income attributable to NETSOL was $1.4 million, or $0.12 per diluted share, compared to $328,000, or $0.03 per diluted share in Q3 of FY2024. Included in our GAAP net income in the quarter was a foreign currency exchange gain of $322,000 compared to a foreign currency exchange loss of $964,000 in the prior year period.

Non-GAAP EBITDA for the third quarter of fiscal 2025 was $2.2 million or $0.19 per diluted share, compared with non-GAAP EBITDA of $767,000, or $0.07 per diluted share in the prior year period.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2025 was $1.8 million or $0.15 per diluted share, compared with a non-GAAP adjusted EBITDA of $810,000, or $0.07 per diluted share in the third quarter of the previous fiscal year.

Balance Sheet and Capital Structure

Cash and cash equivalents were $18.8 million as of March 31, 2025, compared with $19.1 million as of June 30, 2024. Working capital was $23.7 million as of March 31, 2025, compared with $23.6 million as of June 30, 2024.

Management Commentary:

Najeeb Ghauri commented: “We remain focused on driving innovation and operational efficiency. This quarter, a leading Japanese equipment finance company and longstanding NETSOL customer went live with NETSOL’s Transcend Finance platform in Australia. We also signed two multi-million-dollar contracts with financial services providers in both Oman and Indonesia. These wins are a clear signal of the growing confidence our clients place in us to drive their digital transformation agendas. At a time when institutions are under pressure to modernize and differentiate, our ability to consistently deliver mission-critical solutions at scale sets us apart and cements our position as a preferred technology partner for financial institutions worldwide.”

Roger Almond, Chief Financial Officer of NETSOL Technologies Inc., commented: “We delivered solid top-line growth in the third quarter, driven by continued strength in our services business and stable subscription revenue performance. We achieved double-digit revenue growth, increased gross margins and significantly improved net income. These results reinforce the strength of our operating model. As we continue to execute our strategy, we remain committed to sustainable growth, product innovation and delivering long-term value to our shareholders.”

Conference Call

NETSOL Technologies management will hold a conference call on Wednesday, May 14, 2025, at 9:00 AM ET to discuss its financial results for the fiscal third quarter of 2025 (ended March 31, 2025). Following the call, management will host a question-and-answer session.

Toll-Free Dial-In: 877-407-0789

International Dial-In: 201-689-8562

The conference call will also be broadcast live and available for replay here, along with additional replay access being provided through the company information section of NETSOL’s website.

Telephone replays will be made available approximately 3 hours after the conference end time
(Replay Expiration: Wednesday, May 28, 2025, at 11:59 PM ET).

Toll-Free Replay Dial-In: 844-512-2921

International Replay Dial-In: 412-317-6671

Access ID: 13753570

About NETSOL Technologies

NETSOL Technologies is a global leader in delivering state-of-the-art solutions for the asset finance and leasing industry, serving automotive OEMs, auto captives and financial institutions across over 30 countries. Since its inception in 1996, NETSOL has been at the cutting edge of technology, pioneering innovations with its asset finance solutions and leveraging advanced AI and cloud services to meet the complex needs of the global market. Renowned for its deep industry expertise, customer-centric approach and commitment to excellence, NETSOL fosters strong partnerships with its clients, ensuring their success in an ever-evolving landscape. With a rich history of innovation, ethical business practices and a focus on sustainability, NETSOL is dedicated to empowering businesses worldwide, securing its position as the trusted partner for leading firms around the globe.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Investor Relations

(818) 222-9195

investors@netsoltech.com

NETSOL Technologies Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
ASSETS	March 31, 2025	June 30, 2024
Current assets:
Cash and cash equivalents	$18,774,739	$19,127,165
Accounts receivable, net of allowance of $37,794 and $398,809	5,443,498	13,049,614
Revenues in excess of billings, net of allowance of $1,126,734 and $116,148	14,867,360	12,684,518
Other current assets	3,465,893	2,600,786
Total current assets	42,411,540	47,462,083
Revenues in excess of billings, net - long term	697,486	954,029
Property and equipment, net	4,768,844	5,106,842
Right of use assets - operating leases	930,847	1,328,624
Other assets	32,338	32,340
Intangible assets, net	-	-
Goodwill	9,302,524	9,302,524
Total assets	$58,143,579	$64,186,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,097,343	$8,232,342
Current portion of loans and obligations under finance leases	8,459,991	6,276,125
Current portion of operating lease obligations	475,888	608,202
Unearned revenue	2,705,414	8,752,153
Total current liabilities	18,738,636	23,868,822
Loans and obligations under finance leases; less current maturities	86,800	95,771
Operating lease obligations; less current maturities	422,350	688,749
Total liabilities	19,247,786	24,653,342

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized;
12,648,574 shares issued and 11,709,543 outstanding as of March 31, 2025 ,
12,359,922 shares issued and 11,420,891 outstanding as of June 30, 2024	126,489	123,602
Additional paid-in-capital	127,862,976	128,783,865
Treasury stock (at cost, 939,031 shares
as of March 31, 2025 and June 30, 2024)	(3,920,856)	(3,920,856)
Accumulated deficit	(43,864,592)	(44,212,313)
Other comprehensive loss	(46,253,619)	(45,935,616)
Total NETSOL stockholders’ equity	33,950,398	34,838,682
Non-controlling interest	4,945,395	4,694,418
Total stockholders’ equity	38,895,793	39,533,100
Total liabilities and stockholders’ equity	$58,143,579	$64,186,442

NETSOL Technologies Inc. and Subsidiaries

Consolidated Statement of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2025	2024	2025	2024
Net Revenues:
License fees	$1,198	$558,340	$75,115	$4,829,242
Subscription and support	7,888,360	7,140,358	24,723,460	20,480,382
Services	9,654,399	7,765,818	22,880,541	19,635,014
Total net revenues	17,543,957	15,464,516	47,679,116	44,944,638

Cost of revenues	8,802,184	7,989,696	25,452,890	24,132,064
Gross profit	8,741,773	7,474,820	22,226,226	20,812,574

Operating expenses:
Selling, general and administrative	6,883,587	5,811,335	20,921,530	17,051,798
Research and development cost	304,788	345,582	998,406	1,065,412
Total operating expenses	7,188,375	6,156,917	21,919,936	18,117,210

Income (loss) from operations	1,553,398	1,317,903	306,290	2,695,364

Other income and (expenses)
Interest expense	(194,742)	(289,677)	(689,347)	(856,016)
Interest income	294,655	376,466	1,593,594	1,259,464
Gain (loss) on foreign currency exchange transactions	321,622	(963,887)	165,775	(1,112,757)
Amortization of financing costs	-	-	-	-
Other income	10,831	21,634	202,386	22,210
Total other income (expenses)	432,366	(855,464)	1,272,408	(687,099)

Net income before income taxes	1,985,764	462,439	1,578,698	2,008,265
Income tax provision	(151,334)	(146,569)	(712,765)	(418,517)
Net income	1,834,430	315,870	865,933	1,589,748
Non-controlling interest	(410,462)	11,679	(518,212)	(822,993)
Net income attributable to NetSol	$1,423,968	$327,549	$347,721	$766,755

Net income per share:
Net income per common share
Basic	$0.12	$0.03	$0.03	$0.07
Diluted	$0.12	$0.03	$0.03	$0.07

Weighted average number of shares outstanding
Basic	11,683,408	11,390,888	11,531,365	11,369,778
Diluted	11,683,408	11,430,493	11,531,365	11,409,383

NETSOL Technologies Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the Nine Months
	Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$865,933	$1,589,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,102,085	1,351,239
Provision for bad debts	1,062,515	9,739
Gain on sale of assets	(28,320)	(1,154)
Stock based compensation	134,884	260,875
Changes in operating assets and liabilities:
Accounts receivable	6,408,397	(3,922,773)
Revenues in excess of billing	(1,411,983)	(3,904,609)
Other current assets	(344,493)	(1,525)
Accounts payable and accrued expenses	(1,136,533)	77,541
Unearned revenue	(6,646,170)	938,242
Net cash provided by (used in) operating activities	6,315	(3,602,677)

Cash flows from investing activities:
Purchases of property and equipment	(897,743)	(948,337)
Sales of property and equipment	63,577	125,886
Purchase of subsidiary shares	(8,878)	-
Net cash used in investing activities	(843,044)	(822,451)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	473,000	-
Dividend paid by subsidiary to non-controlling interest	(306,799)	-
Purchase of subsidiary treasury stock	(1,503,662)	-
Proceeds from bank loans	2,451,256	340,847
Payments on finance lease obligations and loans - net	(247,496)	(307,235)
Net cash provided by financing activities	866,299	33,612
Effect of exchange rate changes	(381,996)	1,196,904
Net increase (decrease) in cash and cash equivalents	(352,426)	(3,194,612)
Cash and cash equivalents at beginning of the period	19,127,165	15,533,254
Cash and cash equivalents at end of period	$18,774,739	$12,338,642

NETSOL Technologies Inc. and Subsidiaries

Reconciliation to GAAP

	For the Three Months			For the Nine Months
	Ended March 31,			Ended March 31,
	2025	2024		2025	2024

Net Income (loss) attributable to NETSOL	$1,423,968	$327,549		$347,721	$766,755
Non-controlling interest	410,462	(11,679)		518,212	822,993
Income taxes	151,334	146,569		712,765	418,517
Depreciation and amortization	363,503	391,290		1,102,085	1,351,239
Interest expense	194,742	289,677		689,347	856,016
Interest (income)	(294,655)	(376,466)		(1,593,594)	(1,259,464)
EBITDA	$2,249,354	$766,940		$1,776,536	$2,956,056
Add back:
Non-cash stock-based compensation	39,750	149,088	-	134,884	260,875
Adjusted EBITDA, gross	$2,289,104	$916,028		$1,911,420	$3,216,931
Less non-controlling interest (a)	(510,908)	(106,480)		(718,218)	(1,216,091)
Adjusted EBITDA, net	$1,778,196	$809,548		$1,193,202	$2,000,840

Weighted Average number of shares outstanding
Basic	11,683,408	11,390,888		11,531,365	11,369,778
Diluted	11,683,408	11,430,493		11,531,365	11,409,383

Basic adjusted EBITDA	$0.15	$0.07		$0.10	$0.18
Diluted adjusted EBITDA	$0.15	$0.07		$0.10	$0.18

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$410,462	$(11,679)		$518,212	$822,993
Income Taxes	41,891	43,852		214,892	155,636
Depreciation and amortization	87,504	97,027		269,185	348,143
Interest expense	54,461	89,738		202,289	266,922
Interest (income)	(83,410)	(115,021)		(491,422)	(387,690)
EBITDA	$510,908	$103,917		$713,156	$1,206,004
Add back:
Non-cash stock-based compensation	-	2,563		5,062	10,087
Adjusted EBITDA of non-controlling interest	$510,908	$106,480		$718,218	$1,216,091